SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2004

INTEGRITY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	000-26551	56-2137427
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

39 SECOND STREET NW, HICKORY, NC 28601

(Address of principal executive offices)

Registrant’s telephone number, including area code (888) 894-2483

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 16, 2004, Integrity Financial Corporation (the “Registrant”) announced that it would not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The Registrant has determined that certain loans made by its subsidiary banks may not have not been properly graded as to risk of collection. The Registrant is currently in the process of assessing and re-grading these loans and, as a result, the Registrant will record an unanticipated charge to earnings during the third quarter ended September 30, 2004 in the form of an additional provision for loan losses. This charge to earnings, which has not yet been quantified, will impact the earnings results previously reported on the Registrant’s Current Report on Form 8-K filed on November 2, 2004.

The information contained in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated November 16, 2004

The Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY FINANCIAL CORPORATION

By:	/s/ Susan B. Mikels
Susan B. Mikels
Senior Vice President and Chief Financial Officer

Dated: November 16, 2004

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release

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